UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2020

INTERPACE Biosciences, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway,

Parsippany, NJ 07054

(Address, including zip code, of Principal Executive Offices)

(855) 776-6419

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	IDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2020, Interpace Pharma Solutions, Inc. (“IPS”), a wholly-owned subsidiary of Interpace Biosciences, Inc. (the “Company”) entered into the Eleventh Amendment to Lease (the “Amendment”), effective June 1, 2020, with Southport Business Park Limited Partnership, a North Carolina limited partnership (“the Landlord”), which amended a lease originally entered into on June 12, 2004 by the Landlord and Cancer Genetics, Inc., the Company’s predecessor-in-interest (the “Original Lease”). The Original Lease was assigned to the Company by an Assignment of Lease dated July 15, 2019 (the “Lease Assignment”). The Original Lease together with all amendments, as assigned by the Lease Assignment constitutes the “Lease.” The Company re-affirmed its Guaranty of Lease, dated July 15, 2019, (the “Guaranty”) in the Amendment, guaranteeing the obligations of IPS under the Lease.

The Amendment provides for an extension of the term of the Lease, which consists of approximately 24,906 square feet known as Suite 400 (the “Premises”) located at 133 Southcenter Court, Morrisville, North Carolina. The terms of the Lease were set to expire on May 31, 2020. Pursuant to the Amendment, the Company and Landlord extended the term of the Lease for ten (10) additional years, commencing on June 1, 2020 and continuing until May 31, 2030 (the “Term”). IPS uses the Premises as laboratory and office space to provide its pharma solutions services.

The minimum rent per rentable square foot pursuant to the Amendment is $14.10 from June 1, 2020 to May 31, 2021, with annual increases of 3%. The minimum rent during the first year under the Amendment is $351,174.60, which is subject to a rent abatement consisting of six months of rent forgiveness totaling $175,587, provided there is no outstanding uncured event of default (as defined in the Lease). The Company shall continue to pay to Landlord additional rent, representing the Company’s proportionate share of any direct expenses, as stipulated in the Lease.

Pursuant to the Amendment, the Company has two (2) options to extend the Term for a period of five (5) years each (the “Extended Terms”). Minimum rent during the Extended Term(s), if such option(s) are exercised by the Company, is subject to certain “market value” adjustments as provided for in the Amendment.

Also pursuant to the Amendment, the Company has the irrevocable right to terminate the Lease on November 30, 2025, as well as on November 30, 2027, providing certain timely notification is given to Landlord, specified events occur (such as a merger or sale of the Company’s business), and specified termination payments are made to Landlord.

Additionally, the Amendment provides for a Landlord contribution, up to the amount of $279,178.00, for certain improvements to the Premises, which are expected to be completed within four months of the effective date of the Amendment.

The foregoing summary of the Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Lease and the Guaranty are not complete and are subject to and qualified in their entirety by reference to the full text of the Original Lease, the amendments to the Original Lease, the Lease Assignment, and the Guaranty, which were filed as Exhibits 10.47 through 10.59 respectively to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing information regarding the contractual payment obligations of IPS under the Lease, including the Amendment, and the Company’s obligations under the Guaranty, in each case as set forth in Item 1.01 of this Current Report on Form 8-K, is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Eleventh Amendment to Lease, effective as of June 1, 2020, by and between Southport Business Park Limited Partnership and Interpace Pharma Solutions, Inc., filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interpace Biosciences, Inc.

By:	/s/ Jack E. Stover
Name:	Jack E. Stover
Title:	President and Chief Executive Officer

Date: June 9, 2020